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                                                                    EXHIBIT 23.1

The Board of Directors
First Charter Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                        KPMG Peat Marwick LLP


Charlotte, North Carolina
August 10, 1998